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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]
                                ANDREWS & KURTH
                                     L.L.P.
                                   ATTORNEYS
                              TEXAS COMMERCE TOWER
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002


                                  May 7, 1996




CITGO Petroleum Corporation
One Warren Place
6100 South Yale Avenue
Tulsa, OK 74136

Gentlemen:

                 We have acted as special counsel to CITGO Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of the registration statement on Form S-3 initially filed by the Company with the Commission (Commission File Number 333-3226) on April 4, 1996, as amended (such registration statement being hereinafter referred to as the "Registration Statement") relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Company's unsecured debt securities (the "Debt Securities") having an aggregate initial public offering or purchase price of up to U.S. $600,000,000 or the equivalent thereof in one or more other currencies, including composite currencies. The Debt Securities are to be issued in one or more series in accordance with the provisions of the indenture (the "Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

                 In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus, the form of Indenture filed as
Exhibit 4.1 to the Registration Statement and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined





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CITGO Petroleum Corporation
May 7, 1996
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are genuine, the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, the authenticity of the originals of such documents and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

                 Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

                 1. Assuming that the Indenture is duly executed and delivered by the Company, the Indenture will be a legal, valid, binding and enforceable instrument of the Company.

                 2. Assuming that the Indenture is duly executed and delivered by the Company, when (i) the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, (ii) such Debt Securities have been duly authenticated by the Trustee in accordance with the provisions of the Indenture and (iii) the applicable distribution, underwriting or similar agreement pursuant to which such Debt Securities are to be sold has been duly authorized, executed and delivered by the Company and such Debt Securities are issued in accordance with the provisions of such agreement upon payment or delivery of the consideration specified therein for such Debt Securities, such Debt Securities will constitute legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

                 The opinions expressed above with respect to the enforceability of the Indenture and the Debt Securities are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

                 For the purposes of the opinions expressed above, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby, (iii) all Debt Securities will be issued and sold in compliance with the applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and (v) the applicable





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CITGO Petroleum Corporation
May 7, 1996
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distribution, underwriting or similar agreement pursuant to which such Debt
Securities are to be sold has been duly authorized, executed and delivered by such underwriter, dealer, agent or other party thereto.

                 With respect to our opinions expressed in paragraph (2) above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars. Additionally, with respect to our opinions expressed in paragraph (2), we have assumed that any Indexed Security (as such term is defined in the Indenture) will comply with the United States Commodity Exchange Act of 1922, as amended, and the rules, regulations and orders of the Commodity Futures Trading Commission promulgated thereunder and with any applicable provisions of state law.

                 We express no opinion other than as to the federal securities laws of the United States of America, the law of the State of New York and the corporate law of the State of Delaware.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Legal Matters" in the Prospectus without admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                 This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.


                                                   Very truly yours,



                                                   ANDREWS & KURTH L.L.P.